Exhibit 10.1

SECOND AMENDMENT

TO

NOBILITY HOMES, INC.

2011 STOCK INCENTIVE PLAN

This Second Amendment (the “Amendment”) to that certain Nobility Homes, Inc. 2011 Stock Incentive Plan, as it may be amended, restated, or otherwise modified from time to time (the “Plan”), is hereby made effective as of March 6, 2026. Any capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

RECITALS

WHEREAS, the Board of Directors (the “Board”) of Nobility Homes, Inc., a Florida corporation (the “Company”) adopted the Plan and the Company’s stockholders approved the Plan on July 19, 2011 in accordance with the requirements of applicable law;

WHEREAS, by written consent, the Board approved an amendment to the Plan to extend the term of the Plan until June 1, 2026;

WHEREAS, by written consent, the Board approved a second amendment to the Plan to further extend the term of the Plan until June 1, 2031; and

WHEREAS, the Company is authorized to amend the Plan pursuant to Section 8.1 thereof.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 8.3 of the Plan is hereby amended and restated in its entirety as follows:

Termination. The Plan shall terminate at the close of business on June 1, 2031, provided, however, the Board or Committee shall have the right and the power to terminate the Plan at any time prior thereto. No Award shall be granted under the Plan after such termination, but such termination shall not have any other effect, and any Award outstanding at the time of such termination shall continue in effect in accordance with its terms.

2. All other provisions of the Plan shall remain unchanged as a result of this Amendment. The Plan, as amended and modified by the provisions of this Amendment, shall constitute and shall be construed as a single instrument. The provisions of the Plan, as amended and modified by the provisions of this Amendment, are incorporated herein by reference and are ratified and affirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment by and on behalf of the Company effective as of the date first set forth above.

NOBILITY HOMES, INC.

By:	/s/ Terry E. Trexler
Name:	Terry E. Trexler
Title:	President and CEO